UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
(Amendment No. )

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

SharpSpring, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL	32608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-428-9605

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	SHSP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2020, SharpSpring, Inc. (the “Company”) received $165,500 in loan funding from the Paycheck Protection Program (the “PPP”), established pursuant to the recently enacted Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and administered by the U.S. Small Business Administration (“SBA”). The unsecured loan (“PPP Loan #1”) is evidenced by a promissory note made by SharpSpring Reach, Inc., a wholly owned subsidiary of the Company, dated April 20, 2020 (“Note #1”) in the principal amount of $165,500, to Western Alliance Bank (the “Bank”), the lender.

On April 23, 2020, SharpSpring, Inc. (the “Company”) received $3,234,000 in loan funding from the PPP, established pursuant to the CARES Act and administered by the SBA. The unsecured loan (“PPP Loan #2”) is evidenced by a promissory note made by SharpSpring Technologies, Inc., a wholly owned subsidiary of the Company, dated April 21, 2020 (“Note #2”) in the principal amount of $3,234,000, to the Bank, the lender.

PPP Loan #1 and PPP Loan #2 are collectively referred to herein as the “PPP Loans” and Note #1 and Note #2 are collectively referred to herein as the “Notes” and each a “Note.”

Under the terms of the Notes and the PPP Loans, interest accrues on the outstanding principal at the rate of 1.0% per annum. The term of each Note is two years, though it may be payable sooner in connection with an event of default under the Note. To the extent the PPP Loan amounts are not forgiven under the PPP, the Company is obligated to make equal monthly payments of principal and interest, beginning seven months from the date of each Note, until the maturity date.

The CARES Act and the PPP provide a mechanism for forgiveness of up to the full amount borrowed. Under the PPP, the Company may apply for and be granted forgiveness for all or part of each PPP Loan. The amount of loan proceeds eligible for forgiveness is based on a formula that takes into account a number of factors, including the amount of loan proceeds used by the Company during the eight-week period after the loan origination for certain purposes including payroll costs, rent payments on certain leases, and certain qualified utility payments, provided that at least 75% of the loan amount is used for eligible payroll costs; the employer maintaining or rehiring employees and maintaining salaries at certain levels; and other factors. Subject to the other requirements and limitations on loan forgiveness, only loan proceeds spent on payroll and other eligible costs during the covered eight-week period will qualify for forgiveness. The Company intends to use the entire PPP Loan amounts for qualifying expenses, though no assurance is provided that the Company will obtain forgiveness of the PPP Loans in whole or in part.

The Notes may be prepaid in part or in full, at any time, without penalty. The Notes contains customary events of default relating to, among other things, payment defaults, making materially false and misleading representations to the SBA or the Bank, or breaching the terms of the Notes. Upon the occurrence of an event of default on a Note, the Bank has customary remedies and may, among other things, require immediate payment of all amounts owed under the Note, collect all amounts owing from the Company, file suit and obtain judgment against the Company.

The foregoing description of the Notes is qualified in its entirety by reference to the full text of the Notes, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Promissory Note dated April 22, 2020 made by SharpSpring Reach, Inc. to Western Alliance Bank
10.2	Promissory Note dated April 23, 2020 made by SharpSpring Technologies, Inc. to Western Alliance Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPSPRING, INC.

Dated: April 28, 2020	By:	/s/ Michael Power
Michael Power,
Chief Financial Officer